EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
 We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531 and 333-266821) and Form S-8 (No. 333-05255, 333-31209, 333-78043, 333-126910 and 333-208582) of Artesian Resources Corporation (the Company) of our report dated March 26, 2025, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which appears in this annual report on Form 10-K.

/s/BDO USA, P.C.

Wilmington, Delaware
March 26, 2025